UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2008

CARLISLE COMPANIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

1-9278

31-1168055

(State or other jurisdiction

	(Commission	(IRS Employer
of incorporation)

	File Number)	Identification No.)

13925 Ballantyne Corporate Place, Suite 400, Charlotte, NC 28277

(Address of principal executive offices)

704-501-1100

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFS 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.02.  Results of Operations and Financial Condition.

                                                See the press release attached hereto as Exhibit 99.1 reporting first quarter 2008 earnings of Carlisle Companies Incorporated (the “Company”) hereby furnished.

Item 2.05  Costs Associated with Exit or Disposal Activities.

                                                On April 16, 2008, the Company committed to plans to (i) exit the belt business currently conducted by the Company’s wholly-owned subsidiary, Carlisle Power Transmission Products, and (ii) exit the on-highway brake business currently conducted by the Company’s wholly-owned subsidiary, Motion Control Industries.  The Company is currently conducting the sale process for both the belt and on-highway brake businesses and expects the dispositions to be completed no later than April 15, 2009. The sales of the belt and on-highway brake businesses are consistent with the Company’s strategy to simplify its business and focus on the growth and margin improvement opportunities in the Construction Materials, Transportation Products and Applied Technology segments.

                                                In connection with its determination to dispose of the belt and on-highway braking businesses, the Company has determined that a (i) $38.9 million after-tax impairment charge to the goodwill and other intangible assets associated with the belt business of Carlisle Power Transmission Products, and a (ii) $27.6 million after-tax impairment charge to the goodwill and other intangible assets associated with the on-highway brake business of Motion Control Industries.  These estimated non-cash impairment charges are included in the first quarter of 2008.  The Company also identified (i) with respect to the belt business, $5.3 million of after-tax impairment charges relating to the long-lived assets, and (ii) with respect to the on-highway brake business, (a) $10.6 million of after-tax impairment charges relating to the long-lived assets, and (b) $7.1 million of after-tax impairment charges relating to inventory.  These estimated non-cash impairment charges are also reflected in the results of operations in the first quarter of 2008.  The Company’s disposition plans could result in additional asset impairments, contract termination costs, severance related charges and other charges depending upon the final outcome of the sale processes, any such charges are expected to be reported in 2008, but no later than April 15, 2009.

                                                Other than the goodwill, long-lived asset and inventory impairment charges referred to above, at this time, the Company is unable to estimate (i) the total amount or range of amounts of costs expected to be incurred in connection with the dispositions, or (ii) the total amount or range of amounts of the charges that will result in future cash expenditures.

                                                On April 22, 2008, the Company issued a press release announcing its plans to dispose of the belt business conducted by Carlisle Power Transmission Products and the on-highway brake business conducted by Motion Control Industries.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 2.06   Material Impairments.

                                                See the discussion above under “Item 2.05 Costs Associated with Exit or Disposal Activities.”

Item 9.01.  Financial Statements and Exhibits.

                                                (d)                                 Exhibits

                                                                                                See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 22, 2008	CARLISLE COMPANIES INCORPORATED

	By:	/s/ Carol P. Lowe
Carol P. Lowe, Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release reporting first quarter 2008 earnings of Carlisle Companies Incorporated and plans to dispose of the Company’s belt and on-highway brake businesses.